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                                  Exhibit 23.5

                         Consent of Ryder Scott Company

       We consent to the incorporation by reference in the Registration Statement Form S-3 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-3 as a result of such incorporation.

                                    Very truly yours,


                                    /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                    --------------------------------------------
                                    RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS


  Denver, Colorado
  Date: May 28, 1997